CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report dated December 10, 2010, and May 2, 2011 relating to the financial statements of Intervia Inc. for the years ended January 31, 2010 and January 31, 2011, respectively and to the reference to our firm under the caption "Experts" in the related Registration Statement on Form S-1/A of Intervia Inc., for the registration of up to 12,000,000 shares of its common stock.

“DMCL”
DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
June 2, 2011